UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant   ☒

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

E. I. du Pont de Nemours and Company

(Name of Registrant as Specified In Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Trian Partners, L.P.

Trian Partners Strategic Investment Fund, L.P.

Trian Partners Strategic Investment Fund II, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund (ERISA), L.P.

Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-D, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian SPV (SUB) VIII, L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Fund (Sub)-G II, L.P.

Nelson Peltz

Peter W. May

Edward P. Garden

John H. Myers

Arthur B. Winkleblack

Robert J. Zatta

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 16, 2015, Nelson Peltz, Chief Executive Officer and a Founding Partner of Trian Fund Management, L.P., sent the following letter to the Board of Directors of E. I. du Pont de Nemours and Company:

Trian Fund Management, L.P. 280 Park Avenue New York, NY 10017 T: 212 451-3100 F: 212 451-3024 npeltz@trianpartners.com	Nelson Peltz Chief Executive Officer Founding Partner

March 16, 2015

By Federal Express and email c/o Erik.T.Hoover@dupont.com

The Board of Directors
c/o Corporate Secretary

DuPont Company

1007 Market Street

D-9058

Wilmington, Delaware 19898

Dear Members of the Board:

It is unfortunate you have decided not to settle this proxy contest and instead have decided to use stockholders' money to continue a time-consuming, disruptive, and costly campaign against Trian.

After having met with most of the large institutional stockholders of DuPont over the last several weeks, we believe that there is strong interest in having a Trian principal on the DuPont board. We are also pleased with the positive feedback that we have received from DuPont stockholders regarding all of Trian’s nominees.

We remain open to discussing a realistic settlement.

Sincerely,

Additional Information

Trian Fund Management, L.P. (“Trian”) and the investment fund that it manages that hold shares of E.I. du Pont de Nemours and Company (collectively, Trian with such funds, “Trian Partners”) together with other Participants (as defined below), intend to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders of E.I. du Pont de Nemours and Company (the “Company”), including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “2015 Annual Meeting”). Information relating to the participants in such proxy solicitation (the “Participants”) has been included in the first amendment to the preliminary proxy statement filed by Trian Partners and the other Participants with the SEC on March 13, 2015 and in any other amendments to that preliminary proxy statement. Stockholders are advised to read the definitive proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the 2015 Annual Meeting when they become available because they will contain important information, including additional information relating to the Participants. When completed and available, Trian Partners’ definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Trian Partners in connection with the solicitation of proxies will be available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Trian Partners with the SEC will also be available, without charge, by directing a request to Trian’s proxy solicitor, MacKenzie Partners, Inc. 105 Madison Avenue, New York, New York 10016  (call collect: 212-929-5500; call toll free: 800-322-2885) or email: proxy@mackenziepartners.com.

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